UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report February 15, 2013

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MVB FINANCIAL CORP

(Exact name of registrant as specified in its charter)

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WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV 26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01    Financial Statements and Exhibits.

These are the pro forma financial statements referred to in Section 9.01 of the report on Form 8-K filed by MVB Financial Corp. on December 20, 2012.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined balance sheet as of September 30, 2012 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2012 and for the year ended December 31, 2011 are based on the historical financial statements of MVB Financial Corp. and Potomac Mortgage Group, LLC after giving to effect the acquisition in which MVB will acquire Potomac Mortgage Group, LLC., as adjusted to reflect the subsequent issuance of up to 833,333 shares of MVB Financial Corp. at $24 per share. The acquisition will be accounted for using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) ASC 805, “Business Combinations” (“ASC 805”).

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2012 and for the year end December 31, 2011 give effect to the acquisition as of the beginning of all periods presented. The unaudited pro forma condensed combined balance sheet as of September 30, 2012 assumed that the acquisition took place on September 30, 2012.

The unaudited condensed combined balance sheet and statement of operations as of and for the nine months ended September 30, 2012 were derived from MVB’s unaudited condensed financial statements, and Potomac Mortgage Group, LLC’s unaudited condensed financial statements and as of and for the nine months ended September 30, 2012, as adjusted for the subsequent issuance of up to 833,333 shares of MVB Financial Corp. at $24 per share. The unaudited condensed statement of operations for the year ended December 31, 2011 was derived from MVB and Potomac Mortgage Group, LLC’s audited statements of income for the year ended December 31, 2011.

The pro forma condensed combined financial statements reflect management’s best estimate of the fair value of the tangible and intangible assets acquired and liabilities assumed. As final valuations are performed, increases or decreases in the fair value of assets acquired and liabilities assumed will result in adjustments, which may be material, to the balance sheet and/or statement of operations.

As required, the unaudited pro forma condensed combined financial data includes adjustments which give effect to the events that are directly attributable to the acquisition, expected to have a continuing impact and are factually supportable.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the acquisition occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any date or for any future period. Please refer to the following information in conjunction with the accompanying notes to these pro forma financial statements and the historical financial statements.

MVB Financial

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2012

	Historical		Pro Forma		Pro Forma
			Capital		Acquisition		Combined
	MVB	PMG	Issuance		Adjustments		Pro Forma
Assets
Cash and due from banks	$11,132	$3,166	$20,000	A	$(22,075)	B	$12,223
Interest bearing balances	3,774	—	—		—		3,774
Certificates of deposits with other banks	9,427	—	—		—		9,427
Investment securities:
Securities held-to-maturity, at amortized cost	32,816	—	—		—		32,816
Securities available-for-sale, at approximate fair value	84,326	—	—		—		84,326

Loans:	446,215	—	—		—		446,215
Less: Allowance for loan losses	(3,692)	—	—		—		(3,692)
Net loans	442,523	—	—		—		442,523
Loans held for sale, net	4,883	62,350	—		250	C	67,483
Bank premises, furniture and equipment, net	8,848	412	—		—		9,260
Goodwill	897	—	—		15,399	E	16,296
Bank owned life insurance	8,307	—	—		—		8,307
Accrued interest receivable and other assets	6,698	3,174	—		—		9,872
Total assets	$613,631	$69,102	$20,000		$(6,426)		$696,307

Liabilities
Deposits
Non-interest bearing	$49,818	$—	$—		$—		$49,818
Interest bearing	421,413	—	—		—		421,413
Total deposits	471,231	—	—		—		471,231

Accrued interest, taxes and other liabilities	3,043	2,077	—		(50)	D	5,070
Repurchase agreements	69,264	—	—		—		69,264
Warehouse line of credit		58,649	—		—		58,649
Federal Home Loan Bank and other borrowings	15,147	—	—		—		15,147
Long-term debt	4,124	—	—		—		4,124
Total liabilities	562,809	60,726	—		(50)		623,485

Stockholders’ equity
Preferred stock, $1,000 par value, 8,500 shares authorized and issued	8,500	—	—		—		8,500
Common stock, $1 par value, 4,000,000 authorized	2,247	—	833	A	83	B	3,163

Additional paid-in capital	32,976	—	19,167	A	1,917	B	54,060
Treasury stock, 51,077 shares	(1,084)	—	—		—		(1,084)
Members' Equity	—	8,376	—		(8,376)	B	—
Retained earnings	8,678	—	—		—		8,678
Accumulated other comprehensive (loss)	(495)	—	—		—		(495)
Total stockholders’ equity	50,822	8,376	20,000		(6,376)		72,822
Total liabilities and stockholders’ equity	$613,631	$69,102	$20,000		$(6,426)		$696,307

See accompanying notes to the unaudited pro forma condensed combined financial statements.

MVB Financial

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2012

	Historical		Pro Forma
			Acquisition		Combined
	MVB	PMG	Adjustments		Pro Forma

Interest income	$16,408	$1,222	—		$17,630
Interest expense	3,669	1,008	—	E	4,677
Net interest income	12,739	214	—		12,953
Provision for loan losses	2,125	—	—		2,125
Net interest income after provision for loan losses	10,614	214	—		10,828

Noninterest Income	3,990	8,160	—		12,150
Noninterest Expense	10,865	3,913	—		14,778
Income before income taxes	3,739	4,461	—		8,200
Income tax expense	1,013	—	1,428	F	2,441
Net income	$2,726	$4,461	$(1,428)		$5,759

Preferred stock dividends	115	—	—		115
Net Income available to common shareholders	$2,611	$4,461	$(1,428)		$5,644

Basic earnings per common share	$1.19	n/a			$1.82
Diluted earnings per common share	$1.17	n/a			$1.79
Basic weighted average shares Outstanding	2,188,580	n/a	916,000		3,104,580
Diluted weighted average shares Outstanding	2,238,637	n/a	916,000		3,154,637

See accompanying notes to the unaudited pro forma condensed combined financial statements.

MVB Financial

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2011

	Historical		Pro Forma
			Acquisition		Combined
	MVB	PMG	Adjustments		Pro Forma

Interest Income	$19,008	$1,026	$—		$20,034
Interest Expense	4,900	738	—	E	5,638

Net Interest Income	14,108	288	—		14,396
Provision for loan losses	1,723	110	—		1,833
Net interest income after provision for loan losses	12,385	178	—		12,563
Noninterest Income	3,688	5,788	—		9,476
Noninterest Expense	12,359	3,301	—		15,660
Income before income taxes	3,714	2,665	—		6,379
Income tax expense	1,012	—	973	F	1,985
Net Income	$2,702	$2,665	$(973)		$4,394

Preferred stock dividends	44	—	—		44
Net Income available to common shareholders	$2,658	$2,665	$(973)		$4,350

Basic earnings per common share	$1.24	n/a			$1.43
Diluted earnings per common share	$1.21	n/a			$1.41
Basic weighted average shares Outstanding	2,147,890	n/a	916,000		3,063,890
Diluted weighted average shares Outstanding	2,194,410	n/a	916,000		3,110,410

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to Unaudited Condensed Combined Pro Forma Financial Statements

1)	Description of the Acquisition and Basis of Preparation

The Acquisitions

Potomac Mortgage Group, LLC will be operated as a wholly owned subsidiary of MVB Bank. The aggregate purchase price for all of the issued and outstanding Interests (the “Purchase Price”) was $17 million in cash and 83,333 shares of MVB Financial Corp. Common Stock, with the purchase price paid to each Member consisting of either cash and MVB Financial Corp. Common Stock or cash only. MVB Financial Corp. is in the process of issuing approximately 833,000 shares associated with raising $20 million in common equity, and will use a portion of the proceeds to finance the acquisition. The pro forma financials were prepared assuming that all shares will be sold at $24 per share.

Additional transaction costs to be incurred in the acquisition are assumed to be $585,000 for MVB which are paid out as of the merger date and expensed to retained earnings. These costs are associated with legal, accounting, and due diligence fees directly related to the acquisition and are not expected to have a continuing impact on operations and therefore have not been included in the Unaudited Condensed Combined Pro Forma Statement of Operations.

Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared based on MVB Financial and Potomac Mortgage Group, LLC’s historical financial information. Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the acquisition actually taken place at the dates indicated and do not purport to be indicative of future financial condition or operating results.

2)	Acquisition Method

The pro forma condensed combined financial statements reflect the accounting for the transaction under the acquisition method, where the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill. Goodwill of $15 million arising from the acquisition consisted largely of synergies and the cost savings resulting from the combining of the operations of the companies and is deductible for tax purposes.

The purchase price allocation for Potomac Mortgage Group, LLC is summarized as follows (in thousands):

Consideration
Cash	$17,000
Equity Instruments	2,000

Fair Value of Total Consideration Transferred	$19,000

Recognized amounts of identifiable assets acquired and liabilities assumed

Cash and cash equivalents	$—
Loans held for sale	62,600
Premises and equipment	412
Other assets	3,174
Total assets acquired	$66,186

Warehouse line of credit	58,649
Other borrowings	—
Liability to seller	1,909
Other liabilities	2,027
Total liabilities assumed	$62,585

Total identifiable net assets	3,601

Goodwill	15,399

$19,000

3)	Pro Forma Adjustments and Assumptions

A.	Reflects a capital raise of $20 million at $24 per share subsequent to closing. See Note 1.
B.	Reflects the one-time pre-closing dividend of $5.075 million to PMG members and elimination of PMG’s remaining historical net equity of approximately $3.3 million as a result of the acquisition. Additional consideration transferred to PMG members of $17 million in cash and $2 million in common stock with certain restrictions.
C.	Reflects a purchase accounting adjustment associated with PMG's loans held for sale. Loans held for sale are to be reflected at fair value.
D.	Reflects the removal of a deferred rent accrual.
E.	MVB anticipates eliminating the PMG warehouse facilities and financing originations through current unused lines with the FHLB. As noted in the December 31, 2011 financial statements, the remaining maximum borrowing capacity with the FHLB at December 31, 2011 was approximately $174,439 and the Bank had borrowed $9,767. At September 30, 2012 the Bank had the maximum borrowing capacity at the FHLB of $205 million and had borrowed $15.1 million.
F.	Reflects the tax impact of converting from a pass-through entity as a limited liability corporation to a C-Corp. Marginal tax rate of 36.5% was utilized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp
By	/s/ Eric L. Tichenor
Eric L. Tichenor Senior Vice President/ CFO

Date:  February 15, 2013